ROOSEVELT SAVINGS BANK

                                     BYLAWS


                    AMENDED AND RESTATED AS OF APRIL 22, 1996



















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                                    BYLAWS OF
                             ROOSEVELT SAVINGS BANK

                             ARTICLE I. HOME OFFICE

         The home office of Roosevelt Savings Bank ("SAVINGS BANK") is 1122 Franklin Avenue, in the Village of Garden City, County of Nassau, State of New York.

                            ARTICLE II. SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the SAVINGS BANK or at such other place in the State in which the principal place of business of the SAVINGS BANK is located as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the SAVINGS BANK for the election of Directors and for the transaction of any other business of the SAVINGS BANK shall be held annually within 120 days after the end of the SAVINGS BANK's fiscal year.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the New York State Banking Department ("NYB"), may be called at any time by the Chairman of the Board of Directors (as set forth in Article V, Section 6, hereinafter referred to as the "Chairman of the Board") or by a majority of the Whole Board of Directors whereas the term "Whole Board of Directors" shall mean the number of authorized directorships, whether or not there exists any vacancies in any previously authorized directorships.

         SECTION 4. CONDUCT OF MEETINGS. The Chairman of the Board shall preside at all meetings and in his absence, the president shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion as seem to him in order.

         SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the secretary, or the Board of Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the SAVINGS BANK as of the record date prescribed in Section 6 of this
Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders



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entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 50 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the SAVINGS BANK shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the SAVINGS BANK. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the SAVINGS BANK entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The existence of a quorum at any meeting, or the existence of a duly organized meeting at which enough shareholders have withdrawn from such meeting to constitute less than a quorum, however, shall not amend, alter or modify any provisions in the SAVINGS BANK'S restated organization certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Whole Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the SAVINGS BANK to the contrary, at any meeting of the shareholders of the SAVINGS BANK any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in


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person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the SAVINGS BANK, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the SAVINGS BANK, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. CUMULATIVE VOTING. Shareholders shall not be entitled to cumulate their votes for election of directors.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board may, or on the request of a shareholder present at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the Chairman of the Board shall determine whether there shall be one or three inspectors of election. If appointed at the meeting and the Chairman of the Board fails to determine whether there shall be one or three inspectors of election, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board.

         Unless otherwise prescribed by regulations of the NYB, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all


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votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 14. NOMINATING COMMITTEE. The Chairman of the Board, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons. Such committee shall make nominations for directors in writing, and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall forthwith be posted in a prominent place in the home office for the 15 days' period prior to the date of the annual meeting. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the SAVINGS BANK at least 5 days prior to the date of the annual meeting, which nominations shall forthwith be posted in a prominent place in the home office of the SAVINGS BANK for the 5 days' period prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if at any time the Chairman of the Board shall fail to appoint such nominating committee or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the SAVINGS BANK at least 45 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 45 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                         ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the SAVINGS BANK shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman from among its members who shall preside at its regular and special meetings. In the absence or inability of the foregoing officer to act, at any fully constituted meeting of the Board members, the President shall act, and in his absence, a temporary chairperson shall be appointed by those present to act as such during the interim term.



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         SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of eleven (11) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         SECTION 3. REGULAR MEETINGS. A regular monthly meeting of the Board of Directors shall be held at least ten times a year without the requirement of any notice other than this Bylaw. An annual meeting for the election of officers shall be held within 25 days after the annual meeting of shareholders without the requirement of any notice other than this Bylaw.

         SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the SAVINGS BANK unless the SAVINGS BANK is a wholly owned subsidiary of a holding company.

         SECTION 5. SPECIAL MEETINGS. The Chairman of the Board, or in the absence of the Chairman of the Board, the President may call special meetings of the Board, and the Secretary of the Board shall call a meeting upon the written request of six (6) or more directors. A special meeting may be held at such time and place as shall be stated in the notice of meeting.

         Members of the Board of Directors may participate in special or regular meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can speak and hear each other at the same time. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

         SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, and the purpose of, any special meeting of the Board of Directors must be specified in the notice of such meeting and no other business shall be transacted at that time.

         SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.



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         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulations of the NYB, the restated organization certificate or by these Bylaws.

         SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. RESIGNATION AND RETIREMENT. Any director may resign at any time by sending a written notice of such resignation to the home office of the SAVINGS BANK addressed to the Chairman of the Board or President. Unless otherwise specified such resignation shall take effect upon receipt by the Chairman of the Board or President. The absence from regular meetings of the Board of Directors and the meetings of any committee of the Board of which the director is a member, for six consecutive months, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         Any person who was a member of the Board of Directors of the SAVINGS BANK on June 29, 1993, may not be elected, appointed, nominated or otherwise serve as a director of the SAVINGS BANK subsequent to the SAVINGS BANK's annual meeting of shareholders that next follows the date on which such person attains the age of 78. In all other cases, no person may be elected, appointed, nominated or otherwise serve as a director of the SAVINGS BANK subsequent to the SAVINGS BANK's annual meeting of shareholders that next follows the date on which such person attains the age of 75. Vacancies on the Board of Directors created by operation of this provision may be filled in accordance with these Bylaws.

         SECTION 11. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors, provided that the nomination of a candidate therefor shall have been made at a preceding regular meeting. A director elected to fill a vacancy shall be elected to serve for the balance of the unexpired term. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing for the balance of the unexpired term of the class to which the director is elected.

         SECTION 12. COMPENSATION. Directors, as such, may receive compensation for their services, including a stated salary. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees, as such, may receive compensation for their services, including a stated salary, as the Board of Directors may determine. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of committees.



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         SECTION 13. PRESUMPTION OF ASSENT. A director of the SAVINGS BANK who is present at a meeting of the Board of Directors at which action on any SAVINGS BANK matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the SAVINGS BANK within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the restated organization certificate or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         SECTION 15. EMERGENCY AUTHORITY. In the event of an acute emergency, as defined in Section 9170 of the Unconsolidated Laws of the State of New York, as from time to time amended, the provisions of the New York State Defense Emergency Act, applicable to savings banks, as from time to time amended, shall, when and where necessary or desirable, supersede the provisions of these By-Laws.

                   ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. ENUMERATION OF COMMITTEES. The standing committees of the Board of Directors shall be an Executive Committee, an Audit Committee, a Loan & Investment Committee, a Planning Committee and a Human Resources Committee. Each such committee shall have the authority as provided in these Bylaws and shall also have such additional lawfully delegable powers and duties as are conferred by vote of a majority of the Whole Board of Directors. The Board of Directors, by vote of a majority of the Whole Board of Directors, may from time to time designate additional committees of the Board, either temporary or permanent, with such lawfully delegable powers and duties as it thereby confers not inconsistent with these Bylaws, to serve at the pleasure of a majority of the Whole Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or.members, designating, if it desires, other Directors as alternate members ("Alternate Directors") who may replace any absent or disqualified member at any meeting of the committee; provided however, that the Chairman shall be an ex-officio member of all committees, except the Audit Committee and any other committee on which he is prohibited from being a member, by law, the Restated Organization Certificate or these Bylaws. The Board of Directors, by a resolution adopted by a majority of the Whole Board, may terminate any committee previously established.

         SECTION 2. TENURE. Subject to the provisions of Section 6 of this
Article IV, each member of a committee shall hold office until the next annual designation of members of such committee by the Board of Directors following his or her designation and until a successor is designated as a member of the committee.


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         SECTION 3. QUORUM. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of such committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Attendance by Alternate Directors shall constitute membership on a committee for determining quorum requirements.

         SECTION 4. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee.

          SECTION 5. VACANCY. Any vacancy in a committee may be filled by a resolution adopted by a majority o(pound) the Whole Board of Directors.

         SECTION 6. RESIGNATION AND REMOVAL. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Whole Board of Directors. Any member of a committee may resign from a committee at any time by giving written notice to the Chairman of the Board or Secretary of the SAVINGS BANK. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 7. PROCEDURE. A committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information.

         SECTION 8. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, may annually designate the Chairman of the Board and four (4) or more of the other Directors to constitute an Executive Committee. The Board of Directors shall annually appoint a Chairperson and Vice Chairperson, respectively, of this Committee.

         Except as otherwise provided herein, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors. The duties of the Executive Committee shall include: (i) the review of all insurance coverage to adequately protect the Bank's interest, (ii) the review of personnel matters as required, (iii) the review and approval of loans and investments by the SAVINGS BANK as required,
(iv) the review and approval of actions taken by the Mortgage Department, the Consumer Loan Department, the Business Loan Department and the Securities Investment Department as required, and (v) the review of reports by the Life Insurance Department of the Bank. Notwithstanding the above, the authority of the Executive Committee shall be limited by the laws of the State of New York and as may be limited, if any, by resolution adopted by a majority of the Whole Board of Directors. In addition, the Executive Committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the submission to stockholders of any action that requires stockholders' authorization under New York law or regulations; the filling of vacancies in the Board of Directors or in any committee of the Board of Directors; the fixing of compensation of the Directors for serving on the Board or any committee thereof; the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; the taking of any action which is


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expressly required by New York law or regulation to be taken at a meeting of the
Board of Directors or by a specified proportion of Directors; the amendment or repeal of the Restated Organization Certificate or Bylaws of the SAVINGS BANK or adoption of new Bylaws of the SAVINGS BANK; the sale, lease or other disposition of all or substantially all of the property and assets of the SAVINGS BANK otherwise than in the usual and regular course of its business; a voluntary dissolution of the SAVINGS BANK; a revocation of any of the foregoing; or the approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

         Regular meetings of the Executive Committee may be held: (i) without the requirement of any notice, at such times and places as the Board of Directors may determine or (ii) upon not less than one day's notice, which notice may be written or oral, at such times and places as determined by the Chairman of the Board. Special meetings of the Executive Committee may be called, upon not less than one day's notice, by: (i) the Chairman of the Board or (ii) upon receipt of the written demand from three (3) or more of the members, the Secretary of the Board. Any required notice of a regular meeting and the notice of any special meeting shall indicate the place, date and time of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of any meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

         SECTION 9. AUDIT COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, may designate three (3) or more non-salaried directors to constitute the Audit Committee. A non-salaried director shall be annually appointed Chairperson and Vice Chairperson, respectively, of this Committee by the Board. It shall be the duty of this Committee to examine the records and affairs of the Bank and to report thereon as required by the Banking Law and federal law and regulations.

         In the discharge of its duties, the Committee may incur such reasonable expenses as it may deem proper and shall have such assistance as it may require to aid in its examination. It shall receive and act upon the reports of the Bank's Auditor and reports of the individual(s) responsible for the security of the depositors, officers and employees of the Bank.

         This Committee shall hold regular quarterly meetings, without the requirement of any notice, at such times and places as the Board of Directors may determine. Special meetings of the Audit Committee may be called, upon not less than one day's notice, by: (i) the Chairperson or Vice Chairperson or (ii) upon receipt of the written demand from three (3) or more of the members, the Secretary of the Board. The notice of any special meeting shall indicate the place, date and time of the meeting, which notice may be written or oral. Any member of the Audit Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of any meeting of the Audit Committee need not state the business proposed to be transacted at the meeting.

          SECTION 10. LOAN AND INVESTMENT COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, may designate the Chairman of the Board and three (3) or more directors to constitute the Loan and Investment Committee. The


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Board shall annually appoint a Chairperson and Vice Chairperson, respectively, of this Committee.

         The duties of the Loan and Investment Committee shall include (i) the review and approval of loans and investments by the SAVINGS BANK as required, and (ii) the review and approval of actions taken by the Mortgage Department, the Consumer Loan Department, the Business Loan Department and the Securities Investment Department as required.

         Regular meetings of the Loan and Investment Committee may be held: (i) without the requirement of any notice, at such times and places as the Board of Directors may determine or (ii) upon not less than one day's notice, which notice may be written or oral, at such times and places as determined by the Chairman of the Board. Special meetings of the Loan and Investment Committee may be called, upon not less than one day's notice, by: (i) the Chairman of the Board or (ii) upon receipt of the written demand from three (3) or more of the members, the Secretary of the Board. Any required notice of a regular meeting and the notice of any special meeting shall indicate the place, date and time of the meeting, which notice may be written or oral. Any member of the Loan and Investment Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Loan and Investment Committee need not state the business proposed to be transacted at the meeting.

         SECTION 11. PLANNING COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, may designate the Chairman of the Board and three (3) or more directors to constitute the Planning Committee. The Board shall annually appoint a Chairperson and Vice Chairperson, respectively, of this Committee.

         The Committee will have the responsibility of planning the future direction of the Bank, its needs, services, asset allocation and future policies.

         Regular meetings of the Planning Committee may be held: (i) without the requirement of any notice, at such times and places as the Board of Directors may determine or (ii) upon not less than one day's notice, which notice may be written or oral, at such times and places as determined by the Chairman of the Board. Special meetings of the Planning Committee may be called, upon not less than one day's notice, by: (i) the Chairman of the Board or (ii) upon the receipt of the written demand from three (3) or more of the members, the Secretary of the Board. Any required notice of a regular meeting and the notice of any special meeting shall indicate the place, date and time of the meeting, which notice may be written or oral. Any member of the Planning Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Planning Committee need not state the business proposed to be transacted at the meeting.

         SECTION 12. HUMAN RESOURCES COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, may annually designate the Chairman of the Board and three (3) or more directors to constitute the Human Resources Committee. The Board shall annually appoint a Chairperson and Vice Chairperson, respectively, of this Committee.



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         It shall be the duty of the Committee to promote the well-being of all employees of the Bank by review, study, and recommendation for salary scales, vacation, extra compensation, retirement, pensions and any and all other benefits that shall enhance their working conditions and status as employees.

         Regular meetings of the Human Resources Committee may be held: (i) without the requirement of any notice, at such times and places as the Board of Directors may determine or (ii) upon not less than one day's notice, which notice may be written or oral, at such times and places as determined by the Chairman of the Board. Special meetings of the Human Resources Committee may be called, upon not less than one day's notice, by: (i) the Chairman of the Board or (ii) upon receipt of the written demand from three (3) or more of the members, the Secretary of the Board. Any required notice of a regular meeting and the notice of any special meeting shall indicate the place, date and time of the meeting, which notice may be written or oral. Any member of the Human Resources Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Human Resources Committee need not state the business proposed to be transacted at the meeting.

                               ARTICLE V. OFFICERS

         SECTION 1. POSITIONS. The officers of the SAVINGS BANK shall be a Chairman of the Board, President, one or more vice presidents, a secretary and a comptroller, each of whom shall be elected by the Board of Directors. The Chairman of the Board shall be a director of the SAVINGS BANK. The offices of the secretary and, if appointed, treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors, upon recommendation of the Chairman of the Board, shall appoint at any meeting of the Board such officers as it shall deem proper to assist the Chairman of the Board in the operation of the SAVINGS BANK. One person may hold more than one office at the same time. The Board of Directors shall also appoint the Auditor, who may not hold another office.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the SAVINGS BANK shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the SAVINGS BANK to enter into an employment contract with any officer; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the SAVINGS BANK will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.


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




         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Chairman of the Board for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

         SECTION 6. CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board shall be the Chief Executive Officer of the SAVINGS BANK and shall have the active management, direction and supervision of the SAVINGS BANK, its operations, securities and obligations, subject to the control of the Board of Directors and shall have all powers and perform all duties incidental of his/her office. He/she shall preside at all meetings of the Board. He/she may perform, or cause to be performed, at any time, any of the functions or duties of any other officer. He/she may assign to all other officers, employees and agents of the Bank, duties in addition to those specifically described in these by-laws.

         He/she shall have custody of the common seal and direct the use of it. He/she shall have power to sign and execute any and all contracts, papers and legal documents. He/she may delegate to Counsel or such other officers as are designated by the Board of Directors, the authority, under the seal of the SAVINGS BANK, to execute and acknowledge, in the name and on behalf of the SAVINGS BANK, all contracts, papers and documents incident or related to the business of the SAVINGS BANK, except where otherwise directed by law or by these by-laws.

         Unless otherwise provided by resolution of the Board, he/she may fill vacancies by appointive officers or on committees and may appoint such other committees as he/she may deem necessary or the Board may require. He/she shall perform such other duties as the Board of Directors may direct.

         The decisions of the Chairman of the Board on any matter, incident to the business of the SAVINGS BANK, shall be conclusive unless modified by the Board of Directors.

         SECTION 7. PRESIDENT. The President shall be designated as Chief Administrative Officer and shall perform such administrative duties as from time to time may be assigned or delegated by the Chairman of the Board and in the absence of or inability of the Chairman of the Board to act, the President shall perform all the duties of the Chairman of the Board.

         SECTION 8. COMPTROLLER. The Comptroller shall keep an account of all the fiscal affairs of the Bank and shall have charge and supervision of the accounting system and records of the SAVINGS BANK. He/she shall submit to the Board, through the Chairman of the Board and the Executive Committee, at each regular or adjourned meeting, a balance sheet, income and expense statement and the financial condition of the SAVINGS BANK with requisite comparative statements. He/she or such other person as designed by a Board resolution shall report to the Board or such other designated Committee all the purchases and sales of securities and shall provide a current inventory of investments, except mortgage loans, for its examination. He/she shall exercise control over all income and expenditures, prepare budgets and quarterly progress thereto and any and all other duties, assigned to him/her by the Chairman of the Board, for the operation and bookkeeping of Bank and tax records. The Comptroller shall have power to execute all requisite legal documents on behalf of the Bank on advice of the Bank's counsel or Chairman of the Board and to use its seal accordingly.

         SECTION 9. SECRETARY. The Secretary shall keep and maintain, in the archives of the Bank, all proceedings of the Board and of all committees when such have been duly ratified, approved and confirmed in all respects and delivered to him/her by the Secretary of the Board of Directors or the Secretary of any committee. He/she shall submit requisite reports, duly attested and verified by him/her to be a true copy thereof under law, to proper authorities requesting the same.

         The Secretary shall have power to execute all requisite legal documents on behalf of the Bank, on advice of the Bank's counsel or Chairman of the Board and to use its seal accordingly. He/she shall have such power and perform such duties as are assigned by the Chairman of the Board.

         SECTION 10. ASSISTANT SECRETARIES. In the absence of the Secretary or where the Secretary has executed documents on behalf of the Bank, an Assistant Secretary may attest to the execution of all requisite legal or quasi-legal documents by the Chairman of the Board, President, appointed Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Comptroller or Secretary, on advice of the Bank's Counsel. Assistant Secretaries shall have such other powers and perform such duties as are assigned by the Chairman of the Board.

         SECTION 11. AUDITOR. The Auditor shall at all times have access to the records and books of the Bank. He/she shall audit the accounts of the various departments of the Bank, review the control of all income and expenditures and, by examination, verify the assets of the Bank, whenever he/she may deem it necessary, or be directed to do so by the Board, the Chairman of the Board or the Audit Committee. He/she shall make monthly reports to the Board, the Chairman of the Board or the Audit Committee, which may include suggestions or recommendations he/she may consider advisable.

         SECTION 12. OTHER OFFICERS. All other officers shall possess such powers and shall perform such duties as from time to time may be assigned or designated to them by the Chairman of the Board.

                        ARTICLE VI. RULES AND REGULATIONS

         Management shall adopt rules and regulations not inconsistent with law for the payment of deposits and interest and, generally, for the transaction and management of the affairs of the Bank. Such rules and regulations shall be posted in a conspicuous place in the offices of the Bank and shall be available to depositors upon request. Such posting shall be taken and held as actual notice to and be binding upon each depositor and to all persons claiming any interest in any account. All notices to the Bank from depositors, or other persons claiming any interest in any account, shall be not effective unless they are in writing and signed by the persons giving such notice.



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



         Rules and regulations adopted by management or any amendments thereto shall be transmitted to the Board of Directors at its next regular monthly meeting following the adoption of same.

             ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. LOANS. No loans shall be contracted on behalf of the SAVINGS BANK and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 2. DEPOSITS AND INVESTMENTS. Security investments, when issued in registered form ONLY and which are placed in a custody account for safekeeping with other institutions, may be registered in the name of the Custodian institution's Nominee or Nominees.

         All monies shall be deposited and all investments (except bearer bonds) shall be made in the name of "Roosevelt Savings Bank."

         SECTION 3. DEPOSITORIES. The Board of Directors, upon the recommendation of the Loan and Investment Committee, may authorize the opening and maintaining of such bank accounts as may be necessary for the transaction of the SAVINGS BANK'S business.

         SECTION 4. CHECKS. All checks, drafts, vouchers or orders for the payment of deposited funds shall be signed by any two officers of the SAVINGS BANK, but, no check, draft, voucher or order shall be countersigned by the same person acting in dual capacity. The Auditor, however, shall not be empowered to sign.

         SECTION 5. TELLERS CHECKS AND MONEY ORDERS. Checks or Savings Bank Money Orders drawn from the account of depositors or in exchange for cash may be signed or endorsed by any officer, teller or member of the SAVINGS BANK'S personnel as may be designated from time to time by the Board of Directors, but, said designees shall be under the direct supervision of the Comptroller.

         SECTION 6. CARE AND CUSTODY OF SECURITIES. All stocks, bonds and other securities, including bonds and mortgages, held by the SAVINGS BANK shall be kept in such manner and at such places as the Board of Directors, having due regard for the safety and protection thereof, may direct, and all or any part thereof may be lodged or deposited for safekeeping with such other institutions as the Board may from time to time approve.

            ARTICLE VIII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the SAVINGS BANK shall be in such form as shall be determined by the Board of Directors and approved by the NYB. Such certificates shall be signed by the Chairman of the Board or by any other officer of the SAVINGS BANK authorized by the Board, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the SAVINGS BANK itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the SAVINGS BANK. All certificates surrendered to the SAVINGS BANK for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the SAVINGS BANK as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the SAVINGS BANK shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the SAVINGS BANK. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the SAVINGS BANK shall be deemed by the SAVINGS BANK to be the owner for all purposes.

                      ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the SAVINGS BANK shall end on December 31 of each year. The SAVINGS BANK shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                              ARTICLE X. DIVIDENDS

         Subject to the terms of the SAVINGS BANK's restated organization certificate and the regulations and orders of the NYB, the Board of Directors may, from time to time, declare, and the SAVINGS BANK may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE XI. CORPORATE SEAL

         The Board of Directors shall provide a SAVINGS BANK seal, which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                          ARTICLE XII. INDEMNIFICATION

         SECTION 1. SCOPE OF INDEMNIFICATION. Except to the extent expressly prohibited by the New York Banking Law, the SAVINGS BANK shall indemnify each person made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the SAVINGS BANK, or is or was serving, in any capacity, at the request of the SAVINGS BANK, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such persons establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the SAVINGS BANK has given its prior consent to such settlement or other disposition.

         SECTION 2. REIMBURSEMENT OF EXPENSES. The SAVINGS BANK shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all reasonable expenses, including attorneys' fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the SAVINGS BANK that common counsel be used by the parties to any action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interest between or among parties.

         SECTION 3. ADDITIONAL RIGHTS. Nothing herein shall limit or affect any right of any director, officer, or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorneys' fees and expenses, under any statute, rule, regulation, certificate of incorporation, Bylaws, insurance policy, contract, or otherwise; without affecting or limiting the rights of any director, officer or other corporate personnel pursuant to this Article XII, the SAVINGS BANK is authorized to enter into agreements with any of its directors, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

         SECTION 4. NOTICE OF AMENDMENTS OR ELIMINATION. Anything in these Bylaws to the contrary notwithstanding, no elimination or amendment of this Article adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article XII shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, act or failures to act prior to such 60th day. Any amendments or eliminations made pursuant to this Section is only effective with regard to acts occurring after such date.

         SECTION 5. AMENDMENT OR ELIMINATION. The SAVINGS BANK shall not, except by elimination or amendment of this Article XII in a manner consistent with the preceding Section 4 take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article XII. The indemnification of any person provided by this Article XII shall continue after such person has ceased to be a director or officer of the SAVINGS BANK and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

         SECTION 6. SEVERABILITY OF PROVISION. In case any provision in this
Article XII shall be determined at any time to be unenforceable in any respect, the other provisions of this Article XII shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the SAVINGS BANK to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

                            ARTICLE XIII. AMENDMENTS

         These Bylaws may be amended in a manner consistent with regulations of the NYB at any time by a majority vote of the Whole Board of Directors, or by the affirmative vote of at least 80% of the votes eligible to be cast by the shareholders of the SAVINGS BANK at any legal meeting.